UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2016

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 26, 2016, Centene Corporation appointed Christopher R. Isaak to Senior Vice President, Corporate Controller and Chief Accounting Officer, effective immediately. Mr. Isaak will oversee the internal controls, accounting and financial reporting for Centene. Mr. Isaak succeeds Jeffrey A. Schwaneke as principal accounting officer. Mr. Schwaneke remains principal financial officer.

Mr. Isaak brings over 25 years of experience in public accounting and managing financial reporting for multinational public companies. Most recently, he served as Vice President, Corporate Controller and Chief Accounting Officer of Viasystems Group, Inc.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2016 Annual Meeting of Stockholders on April 26, 2016, the following actions were taken:

•	Orlando Ayala, John R. Roberts, and Tommy G. Thompson were re-elected as Class III Directors;

•	The proposal to approve the advisory vote on executive compensation was approved; and

•	The selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, was ratified.

The final results of voting on each of the matters submitted to a vote of security holders during the Registrant's annual meeting of shareholders on April 26, 2016, are as follows:

1.	Election of Directors:	For	Withheld	Broker Non-Votes
	Orlando Ayala	99,280,865	2,524,961	8,287,519
	John R. Roberts	100,432,956	1,372,870	8,287,519
	Tommy G. Thompson	89,022,413	12,783,413	8,287,519

		For	Against	Abstentions	Broker Non-Votes
2.	Advisory resolution to approve executive compensation.	90,102,148	11,211,515	492,163	8,287,519

		For	Against	Abstentions
3.	Ratification of KPMG LLP as registered public accountants.	108,427,816	1,624,247	41,282

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	April 29, 2016	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer